UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2004

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5050 Lincoln Drive
Edina, Minnesota	55436-1097
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 351-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 16, 2004, the Board of Directors of Alliant Techsystems Inc. (“ATK”), upon the recommendation of the Board’s Nominating and Governance Committee, approved certain changes to the cash compensation paid to ATK’s non-employee directors.  Effective January 1, 2005, the cash compensation paid to ATK’s non-employee directors shall be as follows:

•                   an annual cash retainer of $40,000 for non-employee directors other than the Chair of the Board (increased from $25,000);

•                   an annual cash retainer of $15,000 for the chair of the Audit Committee (increased from $10,000);

•                   an annual cash retainer of $10,000 for the chair of each of the Board’s Personnel and Compensation, Nominating and Governance, and Finance Committees (no change);

•                   a fee of $2,000 for each Board meeting attended (no change); and

•                   a fee of $1,500 for each committee meeting attended in person and for each committee meeting attended via teleconference that lasts longer than two hours (new).

Previously, on May 4, 2004, the Board of Directors approved an annual cash retainer of $75,000 for the non-employee Chair of the Board, effective in the fiscal year beginning April 1, 2004.

All retainer amounts are paid in quarterly installments.

In addition, non-employee directors receive awards of restricted stock valued at $55,000 at the time of grant upon their initial election to the Board and upon reelection at each subsequent annual meeting of stockholders.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

Date: November 18, 2004	By:	/s/ Keith D. Ross
		Name:	Keith D. Ross
		Title:	Senior Vice President, General Counsel
and Secretary